Exhibit 99.1

Pattern Energy Acquires 324 MW Broadview Wind
in New Mexico as it Begins Operations

Project expected to provide approximately $23 million in
annual cash available for distribution

SAN FRANCISCO, California, April 26, 2017 - Pattern Energy Group Inc. (NASDAQ and TSX: PEGI) (“Pattern Energy”) today announced it has acquired interests in the two wind projects that comprise the 324 megawatt (“MW”) Broadview Wind power facilities (“Broadview”) and associated independent 35-mile 345 kV Western Interconnect transmission line (“Western Interconnect”) from Pattern Energy Group LP (“Pattern Development 1.0”) for $269 million, consisting of cash consideration of $215 million and an assumed project loan of $54 million. Broadview, which is located 30 miles north of Clovis, New Mexico, commenced commercial operations in late March.

Highlights

•	Broadview and Western Interconnect have completed construction and commenced commercial operation

•	All of Pattern Energy’s 18 wind power facilities are now fully operational, with total operational owned capacity of 2,644 MW

•
Pattern Energy acquired Broadview and Western Interconnect for $269 million, which consisted of cash consideration of $215 million and an assumed project loan of $54 million secured by Western Interconnect

•	The cash consideration was funded from available corporate liquidity

•
Pattern Energy expects Broadview and Western Interconnect to generate cash available for distribution (“CAFD”) of approximately $18 million in 2018, increasing each year by approximately $2.5 million per year generating an average of $23 million per year in CAFD over the five-year period starting in 2018, which results in a CAFD multiple of 9.3x, after taking into consideration the Western Interconnect loan

“This extraordinary project brings inexpensive renewable power from eastern New Mexico, one of the highest wind areas in the west, using dedicated transmission capacity from several transmission systems into California. Broadview’s production complements production from California’s domestic renewable resources helping California transition to a carbon-free, low-cost, renewable grid,” said Mike Garland, President and CEO of Pattern Energy. “We are especially excited to bring this project on line because Pattern Development is actively developing several significant opportunities in New Mexico and the southwest U.S. as part of the region’s increasing demand for low-cost, renewable energy. These new opportunities will be subject to our ROFO as part of our relationship with Pattern Development.”

Pattern Energy has acquired from Pattern Development 1.0 an 84% initial cash flow interest in Broadview and a 99% ownership interest in Western Interconnect. Institutional equity investors have acquired from Pattern Development 1.0 a 16% initial cash flow interest in, and a 99% initial taxable income allocation from, Broadview. Following the acquisition, based on its initial cash flow share, Pattern Energy retains an owned interest of 272 MW in Broadview. Pattern Energy’s commitment to own and operate the facility was a core component of securing high-quality institutional equity investors for the project financing.

Pattern Energy acquired Broadview and Western Interconnect for $269 million, including cash consideration of $215 million and an assumed project loan of $54 million secured by Western Interconnect. The cash consideration was funded from available corporate liquidity. The Western Interconnect loan commitment was originally secured at the time of the agreement to acquire Broadview in June 2016. The interest on the debt is 90% swapped over the 19-year amortization term. The debt has a maturity of 10 years.

Broadview will begin receiving both pay-as-you-go (“PAYGO”) contributions from Broadview’s tax equity investors and certain New Mexico production tax credits starting in 2018. Based on the expected timing of these cash flows and assuming normal wind conditions, Pattern Energy expects the CAFD contribution, after deduction of Western Interconnect financing costs, to be $18 million in 2018 and to increase approximately $2.5 million per year thereafter through 2022. This results in a five-year average CAFD of $23 million per year and a 9.3x CAFD multiple, based on the cash consideration of $215 million paid to acquire Broadview and Western Interconnect.

Broadview consists of 141 Siemens 2.3 MW wind turbines and has the capacity to generate 324 MW of energy, the power equivalent to the annual energy usage of approximately 180,000 California homes. Broadview is limited to 297 MW of injection capacity at Broadview’s transmission interconnection point.

Broadview has entered into two 20-year power purchase agreements (“PPAs”) with Southern California Edison (“SCE”), which has a BBB+/A2 credit rating, for sale of 100 percent of the output, up to a total of 297 MW, which has been factored into Broadview’s economics.

Broadview interconnects to the Western Interconnect transmission project, a 345 kV transmission line, approximately 35 miles in length. To wheel the output from Broadview to the California Independent System Operator system where it is delivered to SCE, Broadview has entered into long-term, firm, point-to-point transmission service agreements to move the output through the Western Interconnect, Public Service of New Mexico and Arizona Public Service transmission systems.

About Pattern Energy
Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on The NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 18 wind power facilities with a total owned interest of 2,644 MW in the United States, Canada and Chile that use proven, best-in-class technology. Pattern Energy’s wind power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information" within the meaning of Canadian securities laws, including statements regarding the annual CAFD generated by Broadview, the CAFD multiple of Broadview, the new opportunities Pattern Development is developing in New Mexico and the southwest U.S., the generation capacity of Broadview, and power equivalent annual energy usage of California homes such capacity represents. These forward-looking statements represent Pattern Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pattern Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pattern Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pattern Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Pattern Energy’s annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or Pattern Energy’s actual results to differ materially from those contained in any forward-looking statement.
These forward-looking measures of annual CAFD, CAFD multiple, anticipated 2018 CAFD and five-year average CAFD run rate are non-GAAP measures that cannot be reconciled to net cash provided by operating activities as the most directly comparable GAAP financial measure without unreasonable effort primarily because of the uncertainties involved in estimating forward looking changes in working capital balances which are added to earnings to arrive at cash provided by operations and subtracted therefrom to arrive at CAFD.
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Contacts:

Media Relations	Investor Relations
Matt Dallas	Ross Marshall
917-363-1333	416-526-1563
matt.dallas@patternenergy.com	ross.marshall@loderockadvisors.com